UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2024

Great Lakes Dredge & Dock Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33225 (Commission File Number)	20-5336063
(State or other jurisdiction of incorporation)		(I.R.S. Employer Identification No.)

9811 Katy Freeway, Suite 1200, Houston, TX		77024
(Address of principal executive offices)		(Zip Code)

(346) 359-1010

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (Par Value $0.0001)	GLDD	Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Second Lien Credit Agreement

On April 24, 2024, Great Lakes Dredge & Dock Corporation (“Great Lakes” or the “Company”), Great Lakes Dredge & Dock Company, LLC, NASDI Holdings, LLC, Great Lakes Environmental & Infrastructure Solutions, LLC, Great Lakes U.S. Fleet Management, LLC, and Drews Services LLC (collectively with the Company, the “Credit Parties”) entered into a $150,000,000 second lien credit agreement (as amended, supplemented or otherwise modified from time to time, the “Second Lien Credit Agreement”) with Guggenheim Corporate Funding, LLC, on behalf of one or more clients, as the lender, and Guggenheim Credit Services, LLC as Administrative Agent, Collateral Agent and Lead Arranger (“GCS”). The material terms of the Second Lien Credit Agreement are summarized below.

The Second Lien Credit Agreement provides for (i) a senior secured second-lien term loan facility in the aggregate principal amount of $100,000,000, which was funded in full on the initial closing date (the “Closing Date”) and (ii) a senior secured second-lien delayed draw term loan facility in the aggregate principal amount up to $50,000,000, which is available to the Company for a period of 12 months following the Closing Date. Net proceeds to the Company on the Closing Date, after payment of original discount on the initial loans, a closing fee on the delayed draw facility, other lender fees, and lenders’ legal expenses, were approximately $94,000,000. The Company expects to pay an additional approximately $6,000,000 of fees and expenses in connection with the transactions occurring on the Closing Date, including the ABL Amendment described below, which include lender and arranger fees related to the ABL Amendment, financial advisory fees and the Company’s legal expenses.

The Second Lien Credit Agreement contains customary representations, mandatory prepayments and affirmative and negative covenants, including a minimum liquidity covenant that requires the Credit Parties to maintain consolidated liquidity of (a) $12,500,000 at any time the fixed charge coverage ratio for the most recently ended four fiscal quarter period is less than 1.10 to 1.00 and (b) $50,000,000 at any time the fixed charge coverage ratio for the most recently ended four fiscal quarters is greater than or equal to 1.10 to 1.00. For the first 18 months following the Closing Date, the Company may prepay all or a part of the loans under the Second Lien Credit Agreement by paying the principal amount of the loans to be prepaid plus a customary “make-whole” premium, subject to a make-whole carveout of up to $25,000,000 (less the amount of any undrawn delayed draw term loan commitments at such time) at 103% with proceeds from a qualifying MARAD financing. Thereafter, the Company may prepay all or a part of the loans under the Second Lien Credit Agreement by paying, (i) in months 19-30 following the Closing Date, 103% of the principal amount of the loans to be prepaid, plus accrued and unpaid interest and (ii) in months 31 to 42 after the Closing Date, 101% of the principal amount of loans to be prepaid, plus accrued and unpaid interest.

The Second Lien Credit Agreement also contains customary events of default (including non-payment of principal or interest on any material debt and breaches of covenants) as well as events of default relating to certain actions by the Company’s surety bonding providers. The obligations of the Credit Parties under the Second Lien Credit Agreement will be unconditionally guaranteed, on a joint and several basis, by each borrower (other than the Company) and subsidiary guarantor under that certain Second Amended and Restated Credit and Security Agreement, dated as of July 29, 2022 (as amended by Amendment No. 1, dated as of April 24, 2024) (the “ABL Credit Agreement”), each existing or future issuer or guarantor under the indenture governing the Company’s 5.250% Senior Notes due 2029, and each other existing and subsequently acquired or formed material direct or indirect wholly-owned domestic subsidiary of the Company.

The loans under the Second Lien Credit Agreement funded on the Closing Date were used to repay amounts outstanding under the ABL Credit Agreement, to pay fees and expenses associated with the transactions and for general corporate purposes, including to fund upcoming newbuild payments. The delayed draw portion of the term loans, if funded, will be used to fund future newbuild payments, ongoing working capital and for other general corporate purposes. The Second Lien Credit Agreement matures on the earlier of April 24, 2029 and the date that is ninety-one (91) days prior to the scheduled maturity date of the Company’s 5.250% Senior Notes due 2029.

The obligations under the Second Lien Credit Agreement are secured on a second-priority basis by substantially all of the assets of the Credit Parties, subject to certain exceptions, including mortgages on substantially all of the Credit Parties’ U.S. flagged and located vessels. Pursuant to the terms of that certain Intercreditor Agreement dated as of April 24, 2024, (as amended, restated, supplemented, or otherwise modified from time to time, the “Intercreditor Agreement”), by and between PNC Bank, National Association, as First Lien Agent, and GCS, as Second Lien Agent, the obligations under the Second Lien Credit Agreement will be subordinated to the first-priority liens securing the obligations under the ABL Credit Agreement.

Interest on the term loan facility under the Second Lien Credit Agreement is equal to either a Base Rate option (“Base Rate Loan”) or a Secured Overnight Financing Rate (“SOFR”) option (“Term SOFR Loan”) at the Company’s election. In the case of a Base Rate Loan, interest on the unpaid principal amount shall equal (i) the greatest of (a) the “Prime Rate” in the United States as quoted from time to time by The Wall Street Journal or the highest per annum rate of interest published by the Federal Reserve Board, (b) the federal funds effective rate (but not less than zero) plus 0.50% and (c) Term SOFR for a one-month interest period on such day, plus

1.00%, plus (ii) 6.75%. In the case of a Term SOFR Loan, interest on the unpaid principal amount shall equal the Term SOFR Reference Rate on the day that is two business days prior to the first day of such applicable interest period, plus 7.75%. In addition, the Company will pay a quarterly fee of 1.00% per annum on the undrawn commitments in respect of the delayed draw term loan facility.

ABL Amendment

On April 24, 2024, the Credit Parties, PNC Bank, National Association (“PNC”), as agent for the lenders, and certain financial institutions party thereto entered into an amendment to the ABL Credit Agreement (the “ABL Amendment”). The ABL Amendment (w) eliminates the Company’s ability to increase the commitments under the senior secured revolving credit facility (x) modifies the pricing of loans and undrawn commitments as summarized below, (y) adds a minimum liquidity covenant, for so long as the Second Lien Credit Agreement has not been prepaid and terminated, that requires the Credit Parties to maintain consolidated liquidity of (a) $12,500,000 at any time the fixed charge coverage ratio for the most recently ended four fiscal quarter period is less than 1.10 to 1.00 and (b) $50,000,000 at any time the fixed charge coverage ratio for the most recently ended four fiscal quarters is greater than or equal to 1.10 to 1.00 and (z) makes certain other customary changes in connection with the Credit Parties’ entry into the Second Lien Credit Agreement.

The ABL Amendment modifies the Applicable Margin for Advances as follows: (i) following the ABL Amendment closing date through and including the date immediately prior to the date on which the Borrowing Base Certificate is required to be delivered for most recently completed fiscal quarter (commencing with the fiscal quarter ending on September 30, 2024) (the “Adjustment Date”), (a) the Applicable Margin for Domestic Rate Loans Advances (other than Green Loan Advances) is 1.50% and 1.45% for Green Loan Advances and (b) the Applicable Margins for Term SOFR Rate Loans Advances (other than Green Loan Advances) is 2.50% and 2.45% for Green Loan Advances, (ii) beginning as of the Adjustment Date, to the extent the quarterly average undrawn availability for the prior fiscal quarter is (x) greater than 66.7% of the Maximum Revolving Advance Amount, (a) the Applicable Margin for Domestic Rate Loans Advances (other than Green Loan Advances) is 1.25% and 1.20% for Green Loan Advances and (b) the Applicable Margins for Term SOFR Rate Loans Advances (other than Green Loan Advances) is 2.25% and 2.20% for Green Loan Advances; (y) to the extent the quarterly average undrawn availability for the prior fiscal quarter is less than or equal to 66.7% of the Maximum Revolving Advance Amount but greater than 33.33, (a) the Applicable Margin for Domestic Rate Loans Advances (other than Green Loan Advances) is 1.50% and 1.45% for Green Loan Advances and (b) the Applicable Margins for Term SOFR Rate Loans Advances (other than Green Loan Advances) is 2.50% and 2.45% for Green Loan Advances; and (z) to the extent the quarterly average undrawn availability for the prior fiscal quarter is less than or equal to 33.3% of the Maximum Revolving Advance Amount, (a) Applicable Margin for Domestic Rate Loans Advances (other than Green Loan Advances) is 1.75% and 1.70% for Green Loan Advances and (b) the Applicable Margin for Term SOFR Rate Loans Advances (other than Green Loan Advances) is 2.75% and 2.70% for Green Loan Advances.

The foregoing descriptions of the Second Lien Credit Agreement and the ABL Amendment do not purport to be complete and are qualified in their entirety by reference to the complete text thereof, which are attached hereto as Exhibit 10.1 and 10.2, as applicable, and are incorporated herein by reference. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Second Lien Credit Agreement and the ABL Amendment, as applicable.

Item 9.01. Financial Statements and Exhibits.

(d)Exhibits.

10.1	Second Lien Credit Agreement, dated April 24, 2024

10.2	Amendment No. 1 to Second Amended and Restated Revolving Credit and Security Agreement, dated April 24, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT LAKES DREDGE & DOCK CORPORATION

By:	/s/Scott L. Kornblau
Scott L. Kornblau
Senior Vice President, Chief Financial Officer and Treasurer

Date: April 25, 2024